Exhibit 23.1

2348 Sunset Point Rd. Suite B Clearwater, FL 33765 Telephone: 727.444.0931 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 of our audit report dated October 23, 2014 relative to the financial statements of Killer Waves Hawaii, Inc. as of September 30, 2014 and for the period from inception (September 24, 2014) through September 30, 2014.

We also consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, Florida
October 30, 2015